UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2021
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 W. Ascension Way	84123
6th Floor
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On August 11, 2021, the Board of Directors (the “Board”) of R1 RCM Inc. (the “Company”) increased the size of the Board to twelve (12) members and appointed Agnes Bundy Scanlan as a director of the Company, to serve until the Company’s 2022 Annual Meeting of Stockholders and thereafter until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Bundy Scanlan was elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board. Ms. Bundy Scanlan was not selected pursuant to any arrangement or understanding between her and any other person. In addition, Ms. Bundy Scanlan is not a party to any transaction, or series of transactions, involving the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board also determined that Ms. Bundy Scanlan is “independent” within the meaning of NASDAQ rules.

Agnes Bundy Scanlan, Esq., age 63, is President of The Cambridge Group LLC, a regulatory risk management advisory firm, and has served in this role since May 2020. Prior to this role, Ms. Bundy Scanlan served as Senior Advisor at Treliant LLC from 2017 to 2020 and from 2012 to 2015. Before this role, she was the Northeast Regional Director at the Consumer Financial Protection Bureau from 2015 to 2017. From 2009 until 2011, Ms. Bundy Scanlan served as the Chief Regulatory Officer, Chief Compliance Officer and Global Chief Privacy Officer at TD Bank. In addition, Ms. Bundy Scanlan practiced law at Goodwin Procter LLP from 2005 to 2009 and held various C-Suite roles at Bank of America and FleetBoston Financial from 1994 to 2004. From 1989 until 1993, Ms. Bundy Scanlan was counsel at the United States Senate Budget Committee. Ms. Bundy Scanlan has also served on the board of Truist Financial Corporation since 2019 and the boards of New Tower Trust and AppFolio, Inc. since 2020. In addition, Ms. Bundy Scanlan served as an advisory board member of MassGeneral Hospital for Children. At present, Ms. Bundy Scanlan is a member of the Bars of the United States Supreme Court, the Commonwealths of Massachusetts and Pennsylvania, and the Superior Court of the District of Columbia. Recently, she received certifications from MIT in Artificial Intelligence, from University of Cambridge in Digital Transformation, and from Harvard in Cybersecurity. The Company believes Ms. Bundy Scanlan’s proven leadership, extensive regulatory risk and compliance management and legal experience, as well as her service on other corporate boards, qualify her to serve on the Board.

Ms. Bundy Scanlan will receive compensation for her Board service as a non-employee director consistent with the Company’s non-employee director compensation program. The Company has entered into an indemnification agreement with Ms. Bundy Scanlan in the form that the Company has entered into with its other directors, which provides that the Company will indemnify Ms. Bundy Scanlan to the fullest extent permitted by law for claims arising in her capacity as a director of the Company, provided that she acted in good faith and in a manner that she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that her conduct was unlawful. In the event that the Company does not assume the defense of a claim against Ms. Bundy Scanlan, the Company will be required to advance her expenses in connection with her defense of that claim, provided that she undertakes to repay all amounts advanced if it is ultimately determined that she is not entitled to be indemnified by the Company.

Item 7.01    Regulation FD Disclosure

A copy of the press release announcing Ms. Bundy Scanlan’s election to the Board is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit Number	Description
	99.1	Press Release of R1 RCM Inc., dated August 12, 2021
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: August 12, 2021

By: /s/ Rachel Wilson
Name: Rachel Wilson
Title: Chief Financial Officer